Exhibit 99.1

TransDigm Group Reports Fiscal 2021 Fourth Quarter And Year-End Results

Cleveland, Ohio, November 16, 2021/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter ended September 30, 2021.
Fourth quarter highlights include:
•Net sales of $1,279 million, up 9% from $1,173 million in the prior year's quarter;
•Income from continuing operations of $209 million, up 107% from $101 million;
•Earnings per share from continuing operations of $3.58, up 103% from $1.76;
•EBITDA As Defined of $636 million, up 28% from $498 million;
•EBITDA As Defined margin of 49.7%, representing sequential improvement;
•Adjusted earnings per share of $4.25, up 47% from $2.89 in the prior year's quarter; and
•Strong operating cash flow generation of $289 million.

Fiscal 2021 highlights include:
•Net sales of $4,798 million, down 6% from $5,103 million in the prior fiscal year;
•Income from continuing operations of $681 million, up 4% from $653 million;
•Earnings per share from continuing operations of $10.41, up 28% from $8.14;
•EBITDA As Defined of $2,189 million, down 4% from $2,278 million;
•EBITDA As Defined margin of 45.6%, up 100 basis points from the prior fiscal year; and
•Adjusted earnings per share of $12.13, down 16% from $14.47 in the prior fiscal year.

While the Company is not providing full financial guidance at this time as a result of the continued disruption in our primary commercial end markets, today’s earnings call will include guidance on select financial metrics for fiscal 2022 including EBITDA As Defined margins, expected defense market revenue growth, tax rates, and select other financial assumptions.
Quarter-to-Date Results
Net sales for the quarter increased 9.0%, or $106 million, to $1,279 million from $1,173 million in the comparable quarter a year ago. Organic sales growth was 10.0%.

Income from continuing operations for the quarter increased $108 million, or 106.9%, to $209 million from $101 million in the comparable quarter a year ago. The increase in income from continuing operations primarily reflects the increase in net sales described above, favorable sales mix and lower COVID-19 restructuring costs, partially offset by a higher effective tax rate.
Adjusted net income for the quarter increased 49.4% to $248 million, or $4.25 per share, from $166 million, or $2.89 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 48.1% to $613 million from $414 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 27.7% to $636 million compared with $498 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 49.7%, representing sequential improvement versus the third fiscal quarter of 2021.
“Trends remain favorable for the recovery of the commercial aerospace industry. Air traffic continues to improve globally, along with vaccination rates. The recovery remains primarily driven by domestic air travel, though international travel restrictions are starting to soften in certain markets, which is encouraging," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "We continue to see advancement in our commercial aftermarket revenues with another quarter of sequential improvement. This recovery in our commercial aftermarket revenues, along with our steady focus on our operating strategy and management of our cost structure, has led to continued sequential expansion of our EBITDA As Defined margin despite this challenging commercial environment."
Year-to-Date Results
Fiscal 2021 net sales declined 6.0%, or $305 million, to $4,798 million from $5,103 million in fiscal 2020. Organic sales declined 7.4%. Net acquisition and divestiture sales growth was $75 million over the comparable prior year period.
Fiscal 2021 income from continuing operations was $681 million, an increase of 4.3% compared to $653 million in fiscal 2020. The increase in income from continuing operations primarily reflects the net gain on sale recognized as a result of the divestitures completed during fiscal 2021, a lower effective tax rate and realization of our COVID-19 cost mitigation efforts, partially offset by the decline in net sales described above, and higher non-cash stock compensation expense and interest expense.
GAAP earnings per share were reduced in fiscal 2021 and 2020 by $1.24 per share and $3.22 per share, respectively, as a result of dividend equivalent payments made during each year. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends.
Fiscal 2021 adjusted net income decreased 14.6% to $708 million, or $12.13 per share, from $829 million, or $14.47 per share, in fiscal 2020.
Fiscal 2021 EBITDA decreased 1.2% to $2,027 million from $2,052 million in fiscal 2020. EBITDA As Defined for the period decreased 3.9% to $2,189 million compared with $2,278 million in fiscal 2020. EBITDA As Defined as a percentage of net sales for fiscal 2021 was 45.6%.
The effective tax rate for the full-year fiscal 2021 was 4.7% compared to 11.7% in fiscal 2020. The effective tax rate for fiscal 2021 was positively impacted by the release of the valuation allowance applicable to the net interest deduction limitation carryforward and the discrete impact of excess tax benefits associated with share-based payments.

Mr. Stein continued, "I am very pleased with our teams' performance throughout fiscal 2021. Although this year continued to be significantly impacted by the disruption in the commercial aerospace industry caused by the COVID-19 pandemic, we remained diligent in driving value for our stakeholders. Encouraging commercial air travel trends cause us to be optimistic for the continued recovery of the commercial aerospace industry in the upcoming year. Although uncertainty remains about the shape and pace of recovery, we believe that in time the commercial aerospace industry and our business will fully recover and expand into the future. We look forward to fiscal 2022 and the opportunity to create value for our stakeholders."
Please see the attached tables for a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2022 Outlook
Given the considerable uncertainty around the extent and duration of business disruptions related to the COVID-19 pandemic and its impact on our primary commercial OEM and commercial aftermarket end markets, the Company will not provide full fiscal year 2022 guidance at this time. Information regarding fiscal 2022 EBITDA As Defined margins, expected defense market revenue growth, tax rates, interest expense, capital expenditures and select accounting information is included in the slide presentation available for today's earnings call.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on November 16, 2021, beginning at 11:00 a.m., Eastern Time. To join the call, dial (833) 397-0943 and enter the passcode 8669954. International callers should dial (720) 405-3217 and use the same passcode. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the passcode 8669954. International callers should dial (404) 537-3406 and use the same passcode.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive plans, restructuring costs related to TransDigm Group's cost reduction measures in response to the COVID-19 pandemic, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. COVID-19 restructuring costs represent actions taken by the Company to reduce its workforce to align with customer demand, as well as incremental costs related to the pandemic that are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment). Acquisition and divestiture-related costs represent accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into the Company’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive plans, restructuring costs related to TransDigm Group's cost reduction measures in response to the COVID-19 pandemic, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2022 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats, natural disasters and climate change-related events; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; climate-related regulations; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 1
SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
NET SALES	$1,279	$1,173	$4,798	$5,103
COST OF SALES	554	637	2,285	2,456
GROSS PROFIT	725	536	2,513	2,647
SELLING AND ADMINISTRATIVE EXPENSES	154	182	685	727
AMORTIZATION OF INTANGIBLE ASSETS	36	41	137	169
INCOME FROM OPERATIONS	535	313	1,691	1,751
INTEREST EXPENSE—NET	261	267	1,059	1,029
REFINANCING COSTS	1	1	37	28
OTHER INCOME	(14)	(31)	(51)	(46)
GAIN ON SALE OF BUSINESSES—NET	—	—	(69)	—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	287	76	715	740
INCOME TAX PROVISION (BENEFIT)	78	(25)	34	87
INCOME FROM CONTINUING OPERATIONS	209	101	681	653
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(19)	—	47
NET INCOME	209	82	681	700
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	(1)	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$209	$82	$680	$699
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$209	$82	$607	$514
Earnings per share attributable to TD Group common stockholders:
Earnings per share from continuing operations—basic and diluted	$3.58	$1.76	$10.41	$8.14
(Loss) Earnings per share from discontinued operations—basic and diluted	—	(0.33)	—	0.82
Earnings per share	$3.58	$1.43	$10.41	$8.96
Cash dividends paid per common share	$—	$—	$—	$32.50
Weighted-average shares outstanding:
Basic and diluted	58.4	57.3	58.4	57.3

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO INCOME FROM CONTINUING OPERATIONS
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 2
SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Income from continuing operations	$209	$101	$681	$653
Adjustments:
Depreciation and amortization expense	65	71	253	283
Interest expense, net	261	267	1,059	1,029
Income tax provision (benefit)	78	(25)	34	87
EBITDA	613	414	2,027	2,052
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (1)	11	13	35	31
Non-cash stock compensation expense (2)	23	34	129	93
Refinancing costs (3)	1	1	37	28
COVID-19 pandemic restructuring costs (4)	—	23	40	54
Gain on sale of businesses, net (5)	—	—	(69)	—
Other, net (6)	(12)	13	(10)	20
Gross Adjustments to EBITDA	23	84	162	226
EBITDA As Defined	$636	$498	$2,189	$2,278
EBITDA As Defined, Margin (7)	49.7%	42.4%	45.6%	44.6%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic ($36 million for the fiscal year ended September 30, 2021 and $22 million and $46 million for the thirteen week period and fiscal year ended September 30, 2020, respectively), and also includes restructuring costs related to the 737 MAX production rate change ($3 million for the fiscal year ended September 30, 2020). These are costs related to the Company's actions to reduce its workforce and consolidate certain facilities to align with customer demand. This also includes incremental costs related to the pandemic for the fiscal year ended September 30, 2021 of $4 million and for the thirteen week period and fiscal year ended September 30, 2020 of $1 million and $5 million, respectively, which are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment).

(5) Represents the net gain on completed divestitures.

(6) Primarily represents the gain on insurance proceeds from the Leach International Europe facility fire, foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(7) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED			Table 3
SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Reported Earnings Per Share
Income from continuing operations	$209	$101	$681	$653
Less: Net income attributable to noncontrolling interests	—	—	(1)	(1)
Net income from continuing operations attributable to TD Group	209	101	680	652
Less: Special dividends declared or paid on participating securities, including dividend equivalent payments	—	—	(73)	(185)
(Loss) income from discontinued operations, net of tax	—	(19)	—	47
Net income applicable to TD Group common stockholders - basic and diluted	$209	$82	$607	$514
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	55.1	54.3	54.8	53.9
Vested options deemed participating securities	3.3	3.0	3.6	3.4
Total shares for basic and diluted earnings per share	58.4	57.3	58.4	57.3
Earnings per share from continuing operations—basic and diluted	$3.58	$1.76	$10.41	$8.14
(Loss) Earnings per share from discontinued operations—basic and diluted	—	(0.33)	—	0.82
Earnings per share	$3.58	$1.43	$10.41	$8.96
Adjusted Earnings Per Share
Income from continuing operations	$209	$101	$681	$653
Gross adjustments to EBITDA	23	84	162	226
Purchase accounting backlog amortization	4	12	11	53
Tax adjustment (1)	12	(31)	(146)	(103)
Adjusted net income	$248	$166	$708	$829
Adjusted diluted earnings per share under the two-class method	$4.25	$2.89	$12.13	$14.47
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$3.58	$1.76	$10.41	$8.14
Adjustments to diluted earnings per share:
Inclusion of the dividend and dividend equivalent payments	—	—	1.24	3.22
Acquisition and divestiture transaction-related expenses and adjustments	0.15	0.42	0.49	1.20
Non-cash stock compensation expense	0.32	0.57	1.76	1.32
Refinancing costs	0.01	0.02	0.51	0.40
Tax adjustment on income from continuing operations before taxes (1)	0.32	(0.48)	(1.90)	(0.89)
COVID-19 pandemic restructuring costs	—	0.39	0.54	0.76
Gain on sale of businesses, net	—	—	(0.94)	—
Other, net	(0.13)	0.21	0.02	0.32
Adjusted earnings per share	$4.25	$2.89	$12.13	$14.47

(1) For the thirteen week periods and fiscal years ended September 30, 2021 and 2020, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the release of the valuation allowance applicable to the net interest deduction limitation carryforward and the discrete impact of excess tax benefits on stock option exercises.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED		Table 4
SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020
(Amounts in millions)
(Unaudited)
	Fiscal Years Ended
	September 30, 2021	September 30, 2020
Net cash provided by operating activities	$913	$1,213

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	97	(168)
Interest expense, net (1)	1,059	1,029
Income tax (benefit) provision - current	—	63
Loss contract amortization	55	36
Non-cash stock compensation expense (2)	(129)	(93)
Refinancing costs (3)	(37)	(28)
Gain on sale of businesses, net (4)	69	—
EBITDA	2,027	2,052
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (5)	35	31
Non-cash stock compensation expense (2)	129	93
Refinancing costs (3)	37	28
COVID-19 pandemic restructuring costs (6)	40	54
Gain on sale of businesses, net (4)	(69)	—
Other, net (7)	(10)	20
EBITDA As Defined	$2,189	$2,278

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4) Represents the net gain on completed divestitures.

(5) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(6) Represents restructuring costs related to the Company's cost reduction measures in response to the COVID-19 pandemic for the fiscal years ended September 30, 2021 and 2020 of $36 million and $46 million, respectively, and also includes restructuring costs related to the 737 MAX production rate change for the fiscal year ended September 30, 2020 of $3 million. These are costs related to the Company's actions to reduce its workforce and consolidate certain facilities to align with customer demand. This also includes incremental costs related to the pandemic for the fiscal years ended September 30, 2021 and 2020 of $4 million and $5 million, respectively, which are not expected to recur once the pandemic has subsided and are clearly separable from normal operations (e.g., additional cleaning and disinfecting of facilities by contractors above and beyond normal requirements, personal protective equipment).

(7) Primarily represents the gain on insurance proceeds from the Leach International Europe facility fire, foreign currency transaction gain or loss, payroll withholding taxes related to special dividend and dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	September 30, 2021	September 30, 2020
Cash and cash equivalents	$4,787	$4,717
Trade accounts receivable - net	791	720
Inventories - net	1,185	1,283
Current portion of long-term debt	277	276
Short-term borrowings-trade receivable securitization facility	349	349
Accounts payable	227	218
Accrued and other current liabilities	810	773
Long-term debt	19,372	19,384
Total TD Group stockholders' deficit	(2,916)	(3,972)